UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 2, 2013
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07    Submission of Matters to a Vote of Security Holders

(a) - (b)    The 2013 Annual Meeting of Stockholders of Kimberly-Clark Corporation (the “Corporation”) was held on Thursday, May 2, 2013.

The final results of voting on each of the matters submitted to a vote of security holders at the 2013 Annual Meeting are as follows:

1.
Stockholders elected each of the Corporation’s 12 nominees for director to serve for a term to expire at the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John R. Alm	266,076,744	864,982	717,561	69,535,646
John F. Bergstrom	259,339,090	7,593,724	726,474	69,535,646
Abelardo E. Bru	264,637,216	2,297,589	724,483	69,535,646
Robert W. Decherd	261,020,743	5,955,371	683,174	69,535,646
Thomas J. Falk	257,070,097	8,228,500	2,360,691	69,535,646
Fabian T. Garcia	264,625,808	2,314,194	719,286	69,535,646
Mae C. Jemison, M.D.	263,894,295	3,079,718	680,474	69,535,646
James M. Jenness	266,078,974	852,832	727,482	69,535,646
Nancy J. Karch	244,361,963	22,597,138	700,187	69,535,646
Ian C. Read	264,254,351	2,683,252	721,684	69,535,646
Linda Johnson Rice	262,098,911	4,853,187	707,190	69,535,646
Marc J. Shapiro	263,660,139	3,340,222	658,926	69,535,646

2.
Stockholders ratified the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements for 2013, as set forth below.

Votes For	Votes Against	Abstentions
331,091,368	4,739,565	1,364,001

3.	Stockholders approved, on an advisory basis, the Corporation’s named executive officer compensation, as disclosed in its proxy statement for the 2013 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
249,551,043	15,997,769	2,110,475	69,535,646

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION
Date: May 3, 2013	By: /s/ John W. Wesley
John W. Wesley
Vice President, Deputy General Counsel and Corporate Secretary